Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT
In conjunction with the annual report of Sharps Compliance Corp. (the “Company”) on Form 10-K for the fiscal year ended June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof, I, Diana P. Diaz, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:
(1)The Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934 as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 26, 2020	By: /s/ DIANA P. DIAZ
Diana P. Diaz
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and shall not be deemed filed as part of the Report or as a separate disclosure document for purposes of §18 of the Securities Exchange Act of 1934, as amended.  A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.